NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES

                              650 Third Ave 2nd Fl.
                               NEW YORK, NY 10158
                                  212.476.8817






                                TRUST INSTRUMENT

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                                TABLE OF CONTENTS
                                -----------------

ARTICLE I  DEFINITIONS........................................................1
ARTICLE II  THE TRUSTEES......................................................2
   Section 1.        MANAGEMENT OF THE TRUST..................................2
   Section 2.        INITIAL TRUSTEES; ELECTION AND NUMBER OF TRUSTEES........2
   Section 3.        TERM OF OFFICE OF TRUSTEES...............................2
   Section 4.        VACANCIES; APPOINTMENT OF TRUSTEES.......................3
   Section 5.        TEMPORARY VACANCY OR ABSENCE.............................3
   Section 6.        CHAIRMAN.................................................3
   Section 7.        ACTION BY THE TRUSTEES...................................3
   Section 8.        OWNERSHIP OF TRUST PROPERTY..............................4
   Section 9.        EFFECT OF TRUSTEES NOT SERVING...........................4
   Section 10.       TRUSTEES AND OTHERS AS SHAREHOLDERS......................4
ARTICLE III  POWERS OF THE TRUSTEES...........................................4
   Section 1.        POWERS...................................................4
   Section 2.        CERTAIN TRANSACTIONS.....................................7
ARTICLE IV  SERIES; CLASSES; SHARES...........................................7
   Section 1.        ESTABLISHMENT OF SERIES AND CLASSES......................7
   Section 2.        SHARES...................................................7
   Section 3.        INVESTMENTS IN THE TRUST.................................8
   Section 4.        ASSETS AND LIABILITIES OF SERIES.........................8
   Section 5.        OWNERSHIP AND TRANSFER OF SHARES.........................9
   Section 6.        STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY....9
ARTICLE V  DISTRIBUTIONS AND REDEMPTIONS......................................9
   Section 1.        DISTRIBUTIONS............................................9
   Section 2.        REDEMPTIONS.............................................10
   Section 3.        DETERMINATION OF NET ASSET VALUE PER SHARE..............10
   Section 4.        SUSPENSION OF RIGHT OF REDEMPTION.......................10
ARTICLE VI  SHAREHOLDERS' VOTING POWERS AND MEETINGS.........................11
   Section 1.        VOTING POWERS...........................................11
   Section 2.        MEETINGS OF SHAREHOLDERS................................11
   Section 3.        QUORUM; REQUIRED VOTE...................................11
ARTICLE VII  CONTRACTS WITH SERVICE PROVIDERS................................12
   Section 1.        INVESTMENT ADVISER......................................12
   Section 2.        PRINCIPAL UNDERWRITER...................................12
   Section 3.        TRANSFER AGENCY, SHAREHOLDER SERVICES AND
                     ADMINISTRATION..........................................12
   Section 4.        CUSTODIAN...............................................12
   Section 5.        PARTIES TO CONTRACTS WITH SERVICE PROVIDERS.............12
ARTICLE VIII  EXPENSES OF THE TRUST AND SERIES...............................13
ARTICLE IX  LIMITATION OF LIABILITY AND INDEMNIFICATION......................13
   Section 1.        LIMITATION OF LIABILITY.................................13
   Section 2.        INDEMNIFICATION.........................................14
   Section 3.        INDEMNIFICATION OF SHAREHOLDERS.........................15
ARTICLE X  MISCELLANEOUS.....................................................15
   Section 1.        TRUST NOT A PARTNERSHIP.................................15

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   Section 2.        TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY........16
   Section 3.        RECORD DATES............................................16
   Section 4.        TERMINATION OF THE TRUST................................16
   Section 5.        REORGANIZATION..........................................17
   Section 6.        TRUST INSTRUMENT........................................18
   Section 7.        APPLICABLE LAW..........................................18
   Section 8.        AMENDMENTS..............................................18
   Section 9.        FISCAL YEAR.............................................19
   Section 10.       SEVERABILITY............................................19
   Section 11.       INTERPRETATION..........................................19

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                 NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES
                 -----------------------------------------------

                                TRUST INSTRUMENT
                                ----------------

     This TRUST INSTRUMENT is made as of October 1, 2004, by the Trustees to establish a statutory trust for the investment and reinvestment of funds contributed to the Trust by investors. The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument is "Neuberger Berman Institutional Liquidity Series."

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

     Unless otherwise provided or required by the context:

     (a) "Assets belonging to" a Series has the meaning set forth in Article IV, Section 4;

     (b) "By-laws" means the By-laws of the Trust adopted by the Trustees, as amended from time to time;

     (c)  "Class"  means a class of Shares of a Series  established  pursuant to
Article IV;

     (d) "Commission," "Interested Person" and "Principal Underwriter" have the meanings provided in the 1940 Act;

     (e)  "Covered Person" means a person so defined in Article IX, Section 2;

     (f) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code, entitled "Treatment of Delaware Statutory Trusts," as amended from time to time;

     (g) "Liabilities" means liabilities, debts, obligations, expenses, costs, charges and reserves;

     (h) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act;

     (i) "Net Asset Value per Share" means, with respect to each Series at any time, the value of the Assets belonging to that Series less the Liabilities chargeable to that Series pursuant to Article IV, Section 4, divided by the number of Outstanding Shares, all determined as provided in Article V, Section 3;

     (j) "Outstanding Shares" means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding but does not include Shares that have been repurchased or redeemed by the Trust and that are held in the treasury of the Trust;

     (k)  "Series" means a series of Shares established pursuant to Article IV;

     (l)  "Shareholder" means a record owner of Outstanding Shares;

     (m) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares);

     (n) "Trust" means "Neuberger Berman Institutional Liquidity Series," the trust established hereby;

     (o) "Trust Property" means any and all property, real or personal, tangible or intangible, that is owned or held by or for the Trust or any Series or the Trustees on behalf of the Trust or any Series;

     (p) "Trustees" means the persons who have signed this Trust Instrument, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder;

     (q) "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

                                   ARTICLE II
                                   ----------

                                  THE TRUSTEES
                                  ------------

     Section 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

     Section 2. INITIAL TRUSTEES; ELECTION AND NUMBER OF TRUSTEES. The initial Trustees shall be the persons initially signing this Trust Instrument. The number of Trustees (other than the initial Trustees) shall be fixed from time to time by a majority of the Trustees; provided, that there shall be at least two Trustees. The Shareholders shall elect the Trustees (other than the initial Trustees) on such dates as the Trustees may fix from time to time.

     Section 3. TERM OF OFFICE OF TRUSTEES. Each Trustee shall hold office for life or until his successor is elected or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein, (b) any Trustee may be removed with or without cause at any, time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal, (c) any Trustee who requests to be retired, or who has become physically or mentally incapacitated or is

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otherwise  unable to serve, may be retired by a written  instrument  signed by a majority of the other Trustees,  specifying the effective date of retirement and
(d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

     Section 4. VACANCIES; APPOINTMENT OF TRUSTEES. Whenever a vacancy exists in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to Section 16(a) of the 1940 Act.

     Section 5. TEMPORARY VACANCY OR ABSENCE. Whenever a vacancy in the Board of Trustees occurs, until such vacancy is filled, or while any Trustee is absent from his domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence or incapacity shall be conclusive. Any Trustee may, by power of attorney, delegate his powers as Trustee for a period not exceeding six months at any one time to any other Trustee or Trustees:

     Section 6. CHAIRMAN. The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees and may, without limitation, be the chief executive, financial and/or accounting officer of the Trust.

     Section 7. ACTION BY THE TRUSTEES. The Trustees shall act by majority vote at a meeting duly called (including at a telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting of Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or by any two other Trustees. Notice of the time, date and place of all Trustees meetings shall be given to each Trustee by telephone, facsimile or other electronic mechanism sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust.

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

Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

     Section 8. OWNERSHIP OF TRUST PROPERTY. The Trust Property shall be held separate and apart from any assets now or hereafter held by the Trustees or any successor Trustees in any capacity other than as Trustee hereunder. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trust or in the name of any person (including a custodian appointed pursuant to Article VII, Section 4) as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the Trust or Series represented by Shares.

     Section 9. EFFECT OF TRUSTEES NOT SERVING. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

     Section 10.  TRUSTEES   AND   OTHERS  AS   SHAREHOLDERS.   Subject  to  any
restrictions in the By-laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.

                                   ARTICLE III
                                   -----------

                             POWERS OF THE TRUSTEES
                             ----------------------

     Section 1. POWERS. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable express limitation herein or in the By-laws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

     (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the Trust Property; to invest in obligations and securities of any kind, and without regard to whether they may mature before the possible termination of the Trust; and without limitation to invest all or any part of its cash and other property in securities issued by an investment company registered under the 1940 Act or series thereof, subject to the provisions of the 1940 Act;

     (b) To operate as and carry on the business of an investment company registered under the 1940 Act, and exercise all the powers necessary and proper to conduct such a business;

     (c) To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them;

     (d) To elect and remove such officers and appoint and terminate such agents as they deem appropriate;

     (e) To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-laws, one or more banks, trust companies or companies that are members of a national securities exchange or other entities permitted by the Commission to serve as such;

     (f) To retain one or more transfer agents and Shareholder servicing agents, or both;

     (g) To provide for the distribution of Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind;

     (h) To set record dates in the manner provided for herein or in the By-laws;

     (i) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, custodian or underwriter;

     (j)  To sell or exchange any or all of the assets of the Trust,  subject to
Article X, Section 4;

     (k) To vote or give assent, or exercise any rights of ownership, with respect to securities or other property, and to execute and deliver powers of attorney delegating such power to other persons;

     (1) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

     (m) To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form or (ii) either in the Trust's or Trustees' own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of business or statutory trusts or investment companies;

     (n) To establish separate and distinct Series with separately defined investment objectives and policies, distinct investment purposes and separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV;

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

     (o) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets and Liabilities of the Trust to a particular Series, and Liabilities to a particular Class, or to apportion the same between or among two or more Series or Classes, provided that any Liabilities incurred by a particular Series or Class shall be payable solely out of the Assets belonging to that Series or Class, respectively, as provided for in Article IV, Section 4;

     (p) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust;

     (q) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

     (r) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for;

     (s)  To borrow money;

     (t) To establish, from time to time, a minimum total investment for Shareholders and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

     (u) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened;

     (v) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued; and

     (w) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

     The powers and authorities enumerated in the preceding clauses shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

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

     Section 2. CERTAIN TRANSACTIONS. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

                                   ARTICLE IV
                                   ----------

                             SERIES; CLASSES; SHARES
                             -----------------------

     Section 1. ESTABLISHMENT OF SERIES AND CLASSES. The Trust shall consist of one or more separate and distinct Series created and maintained in accordance with Article III, Section 1(n), and this Article IV. The Trustees hereby establish the Series listed in Schedule A attached hereto and made a part hereof. Each additional Series shall be established by the adoption of a resolution of the Trustees. The Trustees may designate the rights and preferences of the Shares of each Series relative to the Shares of any other Series. The Trustees may divide the Shares of any Series into any number of Classes representing interests in the Assets belonging to that Series, each Share of each such Class having an equal beneficial interest in such assets and identical voting, dividend, liquidation and other rights and subject to the same terms and conditions, except that (a) expenses allocated to a Class may be borne solely by that Class as determined by the Trustees and (b) a Class may have exclusive voting rights with respect to matters affecting only that Class. The Trust shall maintain separate and distinct records for each Series and shall hold and account for the Assets belonging thereto separately from the other assets of the Trust or Assets belonging to any other Series. A Series may issue any number of Shares and need not issue Shares. Each holder of Shares of a Series shall be entitled to receive his PRO RATA share of all distributions made with respect to such Series. Upon redemption of Shares of a Series, the redeeming Shareholder shall be paid solely out of the Assets belonging to that Series. The Trustees may change the name of any Series or Class in their sole discretion.

     Section 2. SHARES. The beneficial interest in each Series shall be divided into Shares of one or more Classes. The number of Shares of each Series and Class shall be unlimited, and each Share shall have a par value of $0.001. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval,
(1) to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate, (2) to issue fractional Shares and Shares held in the Trust's treasury, (3) to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the

Shareholders of such Shares), (4) to divide or combine the Shares of any Series or Classes into a greater or lesser number, (5) to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes, (6) to abolish any one or more Series or Classes, (7) to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses and (8) to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the Trust's treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

     Section 3. INVESTMENTS IN THE TRUST. The Trustees shall accept investments in any Series from such persons and on such terms as they may from time to time authorize. At the Trustees' sole discretion, such investments in a Series, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V,
Section 3. Investment in a Series shall be credited to the investing Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Shares or (c) determine the Net Asset Value per Share of the initial capital contribution for any Series. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

     Section 4. ASSETS AND LIABILITIES OF SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested and all income, earnings, profits and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) (collectively "Assets belonging to" that Series), shall be held and accounted for separately from the other assets of the Trust and Assets belonging to every other Series. The Assets belonging to a Series shall belong only to that Series for all purposes and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits and proceeds thereof, funds and/or payments that are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between or among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and the assets, income, earnings, profits, proceeds, funds and payments so allocated to a Series shall be treated for all purposes as Assets belonging to that Series. The Assets belonging to a Series shall be so recorded upon the books of the Trust and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The Assets belonging to a Series shall be charged with all Liabilities of and/or attributable to that Series, except that Liabilities allocated solely to a particular Class shall be borne by that Class. Any Liabilities of the Trust that are not readily identifiable as chargeable to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes.

     Without limiting the foregoing, but subject to the right of the Trustees to allocate Liabilities as herein provided, the Liabilities incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the Assets belonging to that Series and not against the assets of the Trust generally or the Assets belonging to any other Series. Notice of this contractual limitation on Liabilities among Series may, in the Trustees' sole discretion, be set forth in the Trust's certificate of trust (whether originally or by amendment) as filed or to be filed in the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the provisions of Section 3804(a) of the Delaware Act relating to limitations on Liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any Liability with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any Assets belonging to any other Series.

     Section 5. OWNERSHIP AND TRANSFER OF SHARES. The Trust shall maintain a register containing the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares of each Series and Class held by such Shareholders and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates.

     Section 6. STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto. No Shareholder shall be personally liable for the Liabilities incurred by, contracted for or otherwise existing with respect to the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may be enforced only against the assets of the Trust or Assets belonging to such Series; however, the omission of such statement shall not operate to bind, or create personal liability for, any Shareholder or Trustee.

                                    ARTICLE V
                                    ---------

                          DISTRIBUTIONS AND REDEMPTIONS
                          -----------------------------

     Section 1. DISTRIBUTIONS. The Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the Assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

     Section 2. REDEMPTIONS. Each Shareholder of a Series shall have the right, at such times as may be permitted by the Trustees, subject to applicable law (including the 1940 Act), to require the Series to redeem all or any part of his Shares thereof at a redemption price per Share equal to the Net Asset Value per Share. In the absence of such resolution, the redemption price per Share of a Series shall be the Net Asset Value per Share next determined after receipt by the Series of a request for redemption in proper form less charges determined by the Trustees and described in the Trust's Registration Statement for that Series under the Securities Act of 1933, as amended. The Trustees may specify conditions, prices and places of redemption and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at their value used in such determination of Net Asset Value per Share or may be in cash. After redemption, Shares may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the
Trustees, including the failure of a Shareholder to supply a taxpayer identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

     Section 3. DETERMINATION OF NET ASSET VALUE PER SHARE. The Trustees shall cause the Net Asset Value per Share of each Series and Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value per Share shall be determined separately for each Series and Class at times prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such exchange is open for unrestricted trading.

     Section 4.   SUSPENSION  OF RIGHT OF  REDEMPTION.  If,  as  referred  to in
Section 2 of this Article, the Trustees suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

                                   ARTICLE VI
                                   ----------

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS
                    ----------------------------------------

     Section 1. VOTING POWERS. The Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Section 2 of this Article, (b) the removal of Trustees as provided in Article II, Section 3(d),
(c) any investment  advisory or management  contract as provided in Article VII,
Section 1, (d) any termination of the Trust as provided in Article X, Section 4,
(e) the  amendment  of this Trust  Instrument  to the extent and as  provided in
Article X, Section 8, and (f) such additional matters relating to the Trust as may be required or authorized by law, this Trust Instrument or the By-laws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

     On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series or Class, except (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class, and (b) when the Trustees have determined that the matter affects the interests of more than one Series or Class, then the Shareholders of all such Series or Classes shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-laws, which may provide that proxies may be given by any electronic or telecommunications device or in any other manner, either in all cases or in certain cases described in the Bylaws or in a resolution of the Trustees. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Trust Instrument or the By-laws:

     Section 2. MEETINGS OF SHAREHOLDERS. The first Shareholders' meeting shall be held to elect Trustees at such time and place as the Trustees designate. Special meetings of the Shareholders of any Series or Class may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least ten percent of the Outstanding Shares of such Series or Class entitled to vote. Shareholders shall be entitled to at least fifteen days' notice of any meeting, given as determined by the Trustees.

     Section 3. QUORUM; REQUIRED VOTE. One-third of the Outstanding Shares of each Series or Class, or one-third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders' meeting may be held within a reasonable time without further notice. Except when a larger vote is required by law, this Trust Instrument or the By-laws, a majority of the Outstanding Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Outstanding Shares shall elect a Trustee; provided, that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the outstanding Shares of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy voted on the matter shall decide that matter insofar as that Series or Class is concerned.

Shareholders may act as to the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law) of the Outstanding Shares of the Trust or of such Series or Class, as the case may be.

                                   ARTICLE VII
                                   -----------

                        CONTRACTS WITH SERVICE PROVIDERS
                        --------------------------------

     Section 1. INVESTMENT ADVISER. Subject to a Majority Shareholder Vote when required by law, the Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers.

     Section 2. PRINCIPAL UNDERWRITER. The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to applicable rules and regulations.

     Section 3. TRANSFER AGENCY, SHAREHOLDER SERVICES AND ADMINISTRATION AGREEMENTS. The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, Shareholder service agreements and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees.

     Section 4. CUSTODIAN. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) to receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers and
(d) to employ one or more sub-custodians.

     Section 5. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may enter into any contract referred to in this Article with any entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair and not inconsistent with this Trust Instrument or the By-laws. Any contract referred to in Sections 1 or 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or its renewal. No amendment to a contract referred to in Section 1 of this Article shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act and the rules and orders thereunder.

                                  ARTICLE VIII
                                  ------------

                        EXPENSES OF THE TRUST AND SERIES
                        --------------------------------

     Subject to Article IV, Section 4, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the Trust estate or the Assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, the following: interest charges, taxes, brokerage fees and commissions; expenses of issuing, repurchasing and redeeming Shares; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the Assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the Assets belonging to each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.

                                   ARTICLE IX
                                   ----------

                   LIMITATION OF LIABILITY AND INDEMNIFICATION
                   -------------------------------------------

     Section 1. LIMITATION OF LIABILITY. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or Assets belonging to such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the

Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     Section 2.   INDEMNIFICATION.

     (a)  Subject to the exceptions and limitations contained in subsection
(b) below:

          (i) every person who is, or has been, a Trustee or an officer, employee or agent of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof, provided, however, that the transfer agent of the Trust or any Series shall not be considered an agent for these purposes unless expressly deemed to be such by the Trust's Board of Trustees in a resolution referring to this Article.

          (ii) as used herein, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b)  No indemnification shall be provided hereunder to a Covered Person:

          (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

          (ii)    in  the  event  of a  settlement,  unless  there  has  been  a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

     (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

     (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section shall be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking,
(ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

     (e) Any repeal or modification of this Article IX by the Shareholders, or adoption or modification of any other provision of this Trust Instrument or the By-laws inconsistent with this Article, shall be prospective only, to the extent that such, repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

     Section 3. INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder of any Series is held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or, in the case of any entity, its general successor) shall be entitled out of the Assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder or former Shareholder, assume the defense of any claim made against him for any act or obligation of the Series and satisfy any judgment thereon from the Assets belonging to the Series.

                                    ARTICLE X
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     Section 1. TRUST NOT A PARTNERSHIP. This Trust Instrument creates a trust and not a partnership, and no Trustee shall have any power to bind personally either the Trust's officers or any Shareholder. It is intended that the Trust (or each Series if there is more than one Series) be classified as an association (and thus a corporation) for federal tax purposes, and the Trustees shall do all things they, in their sole discretion, determine are necessary to achieve that objective, including affirmatively electing such classification on Internal Revenue Form 8832. Each Trustee is hereby authorized to sign such form on behalf of the Trust or any Series, and the Trustee may delegate such authority to any executive officer(s) of the Trust's or any Series's investment manager. The Trustees, in their sole discretion and without the vote or consent of the Shareholders, may amend this Trust Instrument to ensure that this objective is achieved.

     Section 2. TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

     Section 3. RECORD DATES. The Trustees may fix in advance a date up to 90 days before the date of any Shareholders' meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.

     Section 4.   TERMINATION OF THE TRUST.

     (a) This Trust shall have perpetual existence. Subject to a majority Shareholder Vote of the Trust or of each Series to be affected, the Trustees may
--

          (i) sell and convey all or substantially all of the assets of the Trust or Assets belonging to any affected Series to another Series or to another entity that is an open-end investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding taxes and other Liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of or interests in such Series, entity or series thereof or

          (ii) at any time sell and convert into money all or substantially all of the assets of the Trust or Assets belonging to any affected Series.

Upon making reasonable provision for the payment of all known Liabilities of the Trust or any affected Series in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Series; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class.

     (b)  The Trustees may take any of the actions  specified in subsection  (a)
(i) and (ii) above without obtaining a Majority Shareholder Vote of the Trust or any Series if a majority of the Trustees determines that the continuation of the Trust or Series is not in the best interests of the Trust, such Series, or their respective Shareholders as a result of factors or events adversely affecting the ability of the Trust or such Series to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust or a Series to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or the Series or affecting assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series.

     (c) Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (a), the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

     Section 5.   REORGANIZATION.

     (a) Notwithstanding anything else herein but subject to applicable federal and state law, the Trustees may, without any Shareholder vote or approval, (a) cause the Trust to merge or consolidate with or into, or be reorganized as, another trust, or a corporation, partnership, limited liability company, association or other organization, organized under the laws of Delaware or any other jurisdiction or a segregated portfolio of assets ("series") of any of the foregoing (each, an "Entity"), if the surviving or resulting Entity is the Trust or another open-end management investment company, within the meaning of the 1940 Act, that will succeed to or assume the Trust's registration under the 1940 Act, (b) cause any Series to merge or consolidate with or into, or be reorganized as, a newly organized Entity in a transaction or series of transactions intended to qualify as a reorganization under section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Tax Code"), or a successor provision, (c) cause the Trust to incorporate under the laws of Delaware or any other jurisdiction, and/or (d) cause to be organized, or assist in organizing, an Entity to acquire all or part of the Trust Property or of the Assets belonging to a Series or to carry on any business in which the Trust directly or indirectly has any interest and to sell, convey and transfer all or part of the Trust Property or of the Assets belonging to a Series to any such Entity in exchange for shares or other equity securities thereof or otherwise and to lend money to, subscribe for the shares or other equity securities of and enter into any contracts with any such Entity; provided that the Trustees shall provide written notice to affected Shareholders of any transaction whereby the Trust sells, conveys or transfers all or part of the Trust Property or of the Assets belonging to any Series to another Entity or the Trust or any Series merges or consolidates with or into, or is reorganized as, another Entity. The transactions described in this Section 5 may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers or any other method the Trustees approve.

     (b) Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees, and facsimile signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

     Section 6. TRUST INSTRUMENT. The original or a copy of this Trust Instrument and of each amendment hereto or Trust Instrument supplemental shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments or supplements and as to any matters in connection with the Trust. The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 7. APPLICABLE LAW. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     Section 8. AMENDMENTS. The Trustees may, without any Shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a
Trust Instrument supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (a) that would affect the voting rights of Shareholders granted in
Article  VI,  Section 1, (b) to this  Section 8, (c)  required to be approved by

Shareholders by law or by the Trust's registration statement(s) filed with the Commission and (d) submitted to them by the Trustees in their sole discretion. Any amendment submitted to Shareholders that the Trustees determine would affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series, and no vote shall be required of Shareholders of Series not affected. Notwithstanding anything else herein, any amendment to Article IX that would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of` this sentence, shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon.

     Section 9. FISCAL YEAR. The fiscal year of the Trust shall end on a specified date as set forth in the By-Laws. The Trustees may change the fiscal year of the Trust without Shareholder approval.

     Section 10. SEVERABILITY. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Tax Code or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

     Section 11. INTERPRETATION. As used herein, the masculine gender includes all genders, and the singular includes the plural and vice versa.

     IN WITNESS WHEREOF, the undersigned, being the initial Trustees, have executed this Trust Instrument as of the date first above written.

                                      /s/ Claudia A. Brandon
                                      ------------------------------------------
                                      Claudia A. Brandon, as
                                      Trustee and not individually


                                      /s/ Robert Conti
                                      ------------------------------------------
                                      Robert Conti, as
                                      Trustee and not individually


                                      /s/ Peter Sundman
                                      ------------------------------------------
                                      Peter Sundman, as Trustee
                                      and not individually

                    Address of each:  605 Third Avenue
                                      New York, New York 10058

STATE OF NEW YORK
CITY OF NEW YORK                      ss

     Before me this 1st day of October, 2004, personally appeared the above-named Claudia A. Brandon, Robert Conti and Peter Sundman, known to me to be the persons who executed the foregoing instrument and who acknowledged that they executed the same.

                                      /s/ Loraine Olavarria
                                      ------------------------------------------
                                      Notary Public

My Commission Expires

                                      ------------------------------------------
                                      LORAINE OLAVARRIA
                                      Notary Public, State of New York
                                      No. 03-4979399
                                      Qualified in Bronx County
                                      Commission Expires

                                   *SCHEDULE A


                               SERIES OF THE TRUST



Neuberger Berman Institutional Cash Fund


Neuberger Berman Prime Fund